UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Republic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF REPUBLIC BANCORP, INC.

THURSDAY, APRIL 19, 2007

To our shareholders:

You are cordially invited to attend this year’s Annual Meeting of Shareholders of Republic Bancorp, Inc.  The following are details for the meeting:

Date:      Thursday, April 19, 2007

Time:      9:00 A.M., EDT

Place:    Republic Bank Building

Lower Level Community Room

9600 Brownsboro Road

Louisville, Kentucky 40241

Items on the agenda:

1.               To elect eight directors and

2.               To transact such other business as may properly come before the meeting.

Record date: The close of business on February 9, 2007 is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy.  If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:  Please note that space limitations make it necessary to limit attendance at the Annual Meeting of Shareholders. Admission to the Annual Meeting of Shareholders will be on a first-come, first-served basis. Shareholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices or other like forms of electronic devices will not be permitted at the Annual Meeting of Shareholders.

Very truly yours,

Steven E. Trager
President and Chief Executive Officer

Approximate date of mailing proxy statement to shareholders: March 23, 2007

REPUBLIC BANCORP, INC.

601 West Market Street

Louisville, Kentucky  40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”)  The proxies will be voted at the Annual Meeting of Shareholders (“Annual Meeting”) of Republic Bancorp, Inc. on April 19, 2007, and at any adjournments of the meeting.

This proxy statement and the enclosed proxy card are first being sent to shareholders on or about March 23, 2007.  As used in this document, the terms “Republic,” the “Company,” “we,” “our” and “us” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date.  You are entitled to notice of and to vote at the Annual Meeting, if you held of record, shares of our Class A Common Stock or Class B Common Stock at the close of business on February 9, 2007.  On that date, 17,469,783 shares of Class A Common Stock and 2,238,362 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting rights.  Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes.  Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 17,469,783 votes, and the shares of Class B Common Stock are entitled to an aggregate of 22,383,620 votes at the Annual Meeting.

Voting by proxy.  If a proxy on the accompanying form is properly executed, returned to Republic and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy.  If no instructions are given, the shares represented will be voted for the director nominees named in this proxy statement and on other matters in accordance with the recommendations of the Board of Directors. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic, or by delivering a later dated proxy, or by voting in person at the Annual Meeting.

Quorum and voting requirements and counting votes.  The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of directors. All other matters presented at the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 9, 2007, based on information available to the Board of Directors. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock.  Information is included for:

(1)                                  persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;

(2)           directors placed in nomination;

(3)                                  the CEO and the other four executive officers of Republic, other than Bill Petter who retired on April 30, 2006, who earned the highest total salary and bonus during 2006 (the “Named Executive Officers”); and,

(4)                                  all executive officers and directors of Republic as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person.  Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.

Executive officers, directors and director nominees as a group (collectively 11 persons) hold 69% of the combined voting power of the Class A and Class B Common Stock which represents 54% of the total number of shares of Class A and Class B Common Stock outstanding as of February 9, 2007 as detailed below:

Name	Class A Common Stock			Class B Common Stock			Class A and Class B Common Stock Combined
	Shares		Percent	Shares		Percent	Shares	Percent
Five Percent Shareholders:

Bernard M. Trager 601 West Market Street Louisville, Kentucky 40202	8,218,286	(1)	46.9%	1,830,348	(2)	81.8%	10,048,634	50.9%

Steven E. Trager 601 West Market Street Louisville, Kentucky 40202	7,941,917	(3)	45.4	1,072,140	(4)	47.9	9,014,057	45.6

A. Scott Trager 601 West Market Street Louisville, Kentucky 40202	7,794,772	(5)	44.5	1,087,907	(6)	48.6	8,882,679	45.0

Sheldon Gilman, Trustee for the grandchildren of Bernard M. Trager 400 West Market Street Suite 2200 Louisville, Kentucky 40202	7,587,995	(7)	43.3	1,054,777	(8)	47.1	8,642,272	43.8

Teebank Family Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	6,823,859	(9)	39.0	894,714	(9)	40.0	7,718,573	39.1

Jaytee Properties Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	714,350	(9)	4.1	160,063	(9)	7.2	874,413	4.4

Directors, Nominees and Executive Officers:

Charles E. Anderson	68,325	(10)	*	—		*	68,325	*
Henry M. Altman, Jr.	3,316	(11)	*	—		*	3,316	*
Michael T. Rust	3,121	(12)	*			*	3,121	*
Sandra Metts Snowden	21,171	(13)	*	—		*	21,171	*
R. Wayne Stratton	16,752	(14)	*	1,966	(15)	*	18,718	*
Susan Stout Tamme	6,657	(16)	*	—		*	6,657	*
Bernard M. Trager	8,218,286	(1)	46.9	1,830,348	(2)	81.8	10,048,634	50.9
Steven E. Trager	7,941,917	(3)	45.4	1,072,140	(4)	47.9	9,014,057	45.6
A. Scott Trager	7,794,772	(5)	44.5	1,087,907	(6)	48.6	8,882,679	45.0
Kevin Sipes	41,025	(17)	*	231		*	41,256	*
David Vest	92,292	(18)	*	2,145	(19)	*	94,437	*

Directors, Nominees and All Executive Officers (11 persons):	8,852,598		50.6%	1,885,183		84.2%	10,737,781	54.4%

* - Represents less than 1.0% of total

(1)                                  Includes 6,823,859 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 714,350 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”).  With respect to Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.  Also includes 90,633 unallocated shares held of record by Republic’s Employee Stock Ownership Plan (“ESOP”), of which Bernard M. Trager is a member of the Administrative Committee.  Bernard M. Trager shares voting power over the shares held of record by the ESOP with Steven E. Trager.  Also includes 187,986 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code of which Bernard M. Trager is a director.  Bernard M. Trager shares voting and investment power over these shares with Jean S. Trager, Steven E. Trager, and Shelley Trager Kusman. Also includes 2,452 shares allocated to Bernard M. Trager under the ESOP and 7,516 shares held in a 401(k) plan.

(2)                                  Includes 894,714 shares held of record by Teebank and 160,063 shares held of record by Jaytee. With respect to Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of each of these limited partnerships.  Also includes 135,966 shares owned by Jean S. Trager and 328 shares held in a 401(k) plan.

(3)                                  Includes 6,823,859 shares held of record by Teebank and 714,350 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is a general and limited partner, as well as co-trustee of a trust which is a general partner of each of these limited partnerships.  Trusts for the benefit of, among others, Steven E. Trager, his spouse and his two minor children, are limited partners of both Teebank and Jaytee. Includes 7,122 shares held by Steven E. Trager’s spouse. Also includes 90,633 unallocated shares held of record by the ESOP, of which Steven E. Trager is a member of the Administrative and Investment Committees. As a member of the Administrative Committee, Steven E. Trager shares voting power over these shares with Bernard M. Trager. Includes 187,986 shares held of record by the Trager Family Foundation. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Bernard M. Trager, and Shelley Trager Kusman.  Also includes 2,895 shares allocated to Steven E. Trager under the ESOP and 7,213 shares held in a 401(k) plan.

(4)                                  Includes 894,714 shares held of record by Teebank and 160,063 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is a general and limited partner as well as co-trustee of a trust which is a general partner of each of these limited partnerships. Trusts for the benefit of, among others, Steven E. Trager, his spouse and his two minor children are limited partners of both Teebank and Jaytee.  Also includes 1,158 shares held in a 401(k) plan.

(5)                                  Includes 6,823,859 held of record by Teebank and 714,350 shares held of record by Jaytee. A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee. Includes 49,236 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 2,895 shares allocated to A. Scott Trager under the ESOP, 29,524 shares held in a 401(k) plan and 11,576 shares for options that are exercisable within 60 days.

(6)                                  Includes 894,714 shares held of record by Teebank and 160,063 shares held of record by Jaytee. A. Scott Trager is a limited partner with shared voting authority of both Teebank and Jaytee. Includes 3,912 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 1,134 shares held in a 401(k) plan.

(7)                                  Includes 6,823,959 shares held of record by Teebank and 714,350 shares held of record by Jaytee. Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, is a limited partner with shared voting authority of both Teebank and Jaytee.  Also includes 37,436 shares held by Sheldon Gilman’s spouse.

(8)                                  Includes 894,714 shares held of record by Teebank and 160,063 shares held of record by Jaytee.  Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, is a limited partner with shared voting authority of both Teebank and Jaytee.

(9)                                  Teebank and Jaytee are limited partnerships of which Bernard M. Trager, Steven E. Trager, A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, are limited partners. Steven E. Trager is a general and limited partner of Teebank and Jaytee and is co-trustee with Jean S. Trager of a trust which is a general partner of Teebank and Jaytee. Steven E. Trager, A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, share voting power with respect to the shares held by Teebank and Jaytee. The following table provides information about the units of Teebank and Jaytee owned by directors and officers of Republic.  The number of units owned by the partners of Teebank and Jaytee are identical in each partnership.

Name	Number of Units		Percent of Units Outstanding

Bernard M. Trager	1,038,600	(a)	51.9%
Steven E. Trager	347,583	(b)	17.4
A. Scott Trager	5,281		*
Sheldon Gilman, as trustee	377,495		18.9

* - Represents  less than 1.0% of total

(a)                             Includes 539,300 units held by Jean S. Trager and 20,000 units held by the Jean S. Trager Trust.

(b)                            Includes 327,583 units held in a revocable trust and 20,000 units held by the Jean S. Trager Trust.

(10)                            Includes 13,125 shares held jointly with his spouse, over which Charles E. Anderson shares investment and voting power.  Also includes 1,247 shares held in a deferred compensation plan.

(11)                            Includes 1,057 shares held by Henry M. Altman, Jr. in a deferred compensation plan.

(12)         Includes 1,143 shares held in a deferred compensation plan.

(13)                            Includes 236 shares held by Sandra Metts Snowden’s spouse.  Also includes 1,437 shares held in a deferred compensation plan.

(14)                            Includes 5,098 shares held jointly with his spouse and 10,860 shares held by his spouse. R. Wayne Stratton shares investment and voting power over these shares.  Also includes 774 shares held in a deferred compensation plan.

(15)                            Includes 809 shares held jointly with his spouse and 1,157 shares held by his spouse.  R. Wayne Stratton shares investment and voting power over these shares.

(16)         Includes 1,217 shares held by Susan Stout Tamme in a deferred compensation plan.

(17)                            Includes 2,458 shares allocated to Kevin Sipes under the ESOP and 11,576 shares for stock options that are exercisable within 60 days.

(18)                            Includes 809 shares held by David Vest’s minor child.  Also includes 2,895 shares allocated to David Vest under the ESOP, 9,346 shares held in a 401(k) plan and 11,576 shares for stock options that are exercisable within 60 days.

(19)                            Includes 161 shares held by David Vest’s minor child.  Also includes 1,984 shares held in a 401(k) plan.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of directors, elected annually.  Each director serves a term of one (1) year or until his or her successor is duly elected or qualified.  Republic’s Bylaws provide for not less than five (5) nor more than fifteen (15) directors. The number of directors was previously set at nine (9), but, as permitted by the Company’s By-laws, the vacancy created on April 30, 2006 by the retirement and resignation of Bill Petter was not subsequently filled by the Board of Directors. In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of directors to be elected at the 2007 Annual Meeting at eight (8). The Nominating Committee and the Board of Directors has nominated for election as directors Bernard M. Trager, Steven E. Trager, A. Scott Trager, Charles E. Anderson, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme. Each of the nominees is a current member of the Board of Directors except for Michael T. Rust who has served as a director of Republic’s principal banking subsidiary, Republic Bank & Trust Company, since May of 2001.

Directors Bernard M. Trager, Steven E. Trager, A. Scott Trager also serve as directors of Republic Bank & Trust Company and director Steven E. Trager also serves as a director of Republic’s Florida federally chartered thrift subsidiary, Republic Bank. Independent director nominees Charles E. Anderson, Michael T. Rust, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme comprise a majority of the Board of Directors and qualify as independent directors as defined in Rule 4200(a)(15) of the NASDAQ listing standards. While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2007 election of directors, but reserves the right to claim this exemption in the future.

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director will not be available for election or to serve following election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

The following table details the indicated information for each nominee and incumbent director and for the other currently serving executive officers who are listed in the compensation tables which follow but who are not nominees or incumbent directors:

Name and Principal Occupation for Past Five Years	Age	Director Since

Director Nominees:
Bernard M. Trager serves as Chairman of Republic. Prior to 1998, he also served as CEO of Republic and as Chairman of Republic Bank & Trust Company, Republic’s principal bank subsidiary.	78	1974

Steven E. Trager began serving as President and CEO of Republic and Chairman and CEO of Republic Bank & Trust Company in 1998 and as Chairman and CEO of Republic Bank & Trust Company of Indiana in May 2001 until its merger into Republic Bank & Trust Company in December 2006. He also has served as Chairman of Republic Bank since October 2006. From 1994 to 1997 he served as Vice Chairman and from 1994 to 1998 he served as Secretary of Republic.	46	1988

A. Scott Trager has served as Vice Chairman of Republic since 1994 and has served as President of Republic Bank & Trust Company since 1984. He also served as President of Republic Bank & Trust Company of Indiana in May 2001 until its merger into Republic Bank & Trust Company in December 2006.	54	1990

Charles E. Anderson is the retired CEO of Anderson Insurance & Financial Services, Inc. d/b/a The Anderson Group, Owensboro, Kentucky, which provides insurance and financial services.	69	1999

Michael T. Rust is President of Kentucky Hospital Association (“KHA”), located in Louisville, Kentucky. He has served as a director of Republic Bank & Trust Company since May 2001.	56	N/A

Sandra Metts Snowden is President of Metts Company Inc., d/b/a Realty World, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm located in Louisville, Kentucky	61	1999

R. Wayne Stratton is a Certified Public Accountant and a member-owner of the public accounting firm of Jones, Nale & Mattingly PLC located in Louisville, Kentucky.	59	1995

Susan Stout Tamme is President and CEO of Baptist Hospital East and Vice President of Baptist Healthcare System, Inc. located in Louisville, Kentucky.	56	2003

Non-Director Executive Officers:

David Vest has served as EVP and Chief Lending and Deposit Officer of Republic and Republic Bank & Trust Company since August 2006. He served as EVP and Chief Deposit Officer from January 2006 to August 2006. He served as EVP and Chief Lending and Deposit Officer of Republic from January 2000 to January 2006. He was appointed EVP in 1994. He also served as EVP and Chief Deposit Officer of Republic Bank & Trust Company of Indiana since January 2004 until its merger with Republic Bank & Trust Company in December 2006. He also served as Chief Lending Officer of Republic Bank & Trust Company of Indiana, exclusive of the period from January 2006 to August 2006.

	47	N/A

Kevin Sipes has served as EVP and Treasurer of Republic and Republic Bank & Trust Company since January 2002 and CFO of Republic and Republic Bank & Trust Company since October 2000 and Republic Bank & Trust Company of Indiana since May 2001 until its merger with Republic Bank & Trust Company in December 2006. He has served as a director of Republic Bank since October 2006. He began serving as Chief Accounting Officer and Controller of Republic in 2000. He joined Republic Bank & Trust Company in 1995 as an AVP of Finance.	35	N/A

None of the directors placed in nomination hold any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Republic’s directors were elected at the most recent Annual Meeting held on April 25, 2006, to a one (1) year term. The Company’s executive officers are selected by the Board of Directors and hold office at the discretion of the Board of Directors.

Bernard M. Trager, Steven E. Trager and A. Scott Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager; Steven E. Trager and A. Scott Trager are cousins.

The Board of Directors and its Committees

The Board

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board of Directors held six (6) regularly scheduled board meetings during 2006.  Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which such directors served during their respective terms of service in 2006 except for Scott Trager, who missed two Board meetings during 2006. Former director Bill Petter attended all meetings prior to his resignation and retirement effective April 30, 2006.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees currently consist of the Audit Committee, the Compensation Committee and the Nominating Committee. In accordance with NASDAQ listing standards, all the committees are comprised solely of non-employee, independent Directors (as defined in Rule 4200(a)(15) of the NASDAQ listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934). Charters for each committee, as well as the Code of Conduct and Ethics, are available on the Company’s website at www.republicbank.com.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The table below details current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating Committee
Henry M. Altman, Jr. CPA Sandra Metts Snowden R. Wayne Stratton, CPA*	Charles E. Anderson Sandra Metts Snowden* Susan Stout Tamme	Charles E, Anderson Sandra Metts Snowden* Susan Stout Tamme

* - Denotes Committee Chairperson

The Audit Committee, held eight (8) meetings during 2006. The Board of Directors has evaluated the credentials of and designated and appointed R. Wayne Stratton, CPA as Chairman of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

Republic’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to Republic’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic’s financial and accounting staff; the review of the activities and recommendations of Republic’s Internal Auditor and compliance auditors; and the review of the consolidated financial statements and other financial information published by Republic. Auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by its independent registered public accounting firm.

The Compensation Committee held two (2) meetings during 2006. The Compensation Committee makes recommendations to the Board of Directors as to the amount and form of named executive officer compensation and option awards, if any. The Compensation Committee did not utilize the services of an independent consultant in 2006. The Chairman and CEO make recommendations to the Compensation Committee with respect to executive compensation. The Compensation Committee has recommended and the Board of Directors has approved and adopted a Code of Conduct and Ethics that applies to all directors, officers and employees, including the principal executive and financial officers, the controller and the principal accounting officer. The Company intends to post amendments to, or waivers from, its Code of Conduct and Ethics, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.

The Nominating Committee held one (1) meeting in 2006. In 2006, the Nominating Committee and the entire Board of Directors approved the director nominees to be considered for election. All nominees, except Michael T. Rust who serves as a director of Republic’s principal banking subsidiary, served as directors during 2006. No candidates for director nominees for the 2007 Annual Meeting were submitted to the Nominating Committee or the Board of Directors by non-management shareholders.

The Nominating Committee will consider candidates for director nominees at the 2008 Annual Meeting put forth by security holders. Security holders should submit nominations, if any, to the Company’s Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202 no later than December 3, 2007.  The Nominating Committee will consider candidates who have a strong record of community leadership in Republic’s markets.  Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics and display leadership qualities including the ability to analyze and interpret both banking and other endeavors of an entrepreneurial nature and be able to attract new Company relationships.  Board diversity as a whole is also considered. Recommendations of the “Trager Family Members” (generally defined to include Bernard M. Trager, Jean S. Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries), as well as prior services and performance as a director, will be strongly considered. The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for utilizing such services if needed as may be determined at the discretion of the Nominating Committee. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected. The “Trager Family Members” recommended all director nominees approved by the Nominating Committee and the Company’s Board of Directors. The Nominating Committee received no other director nominees.

All Company directors and nominees of record attended the 2006 Annual Meeting which was held on April 25, 2006. All directors and director nominees are requested to attend the 2007 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing the compensation of, and compensation policies for, executive officers of Republic Bancorp, Inc. The Holding Company does not separately compensate its executive officers, all of whom are executive officers of Republic Bank & Trust Company.

Objectives of Republic’s Compensation Program.  The purpose of Republic’s Compensation Program is to maintain suitable financial rewards for job performance in the principal areas of:

•profit,

•growth,

•risk management and control, and

•demonstrated leadership in the promotion of Republic’s culture of providing superior customer service.

With respect to the Named Executive Officers (“NEOs”) in the Summary Compensation Table included in this proxy statement, the Committee also establishes goals to provide an incentive to perform in the best interests of the Company and against which the NEO’s performance can be evaluated.

The NEOs are currently comprised of Bernard M. Trager, Chairman of the Board (the “Chairman”); Steven E. Trager, President and Chief Executive Officer (“CEO”); A. Scott Trager, Vice Chairman (“VC”); Kevin Sipes, Executive Vice President, Chief Accounting Officer and Chief Financial Officer (“CFO”); and David Vest, Executive Vice President and Chief Lending and Chief Deposit Officer (“CLO/CDO”).

Compensation Elements.  The Company’s executive compensation program has three principal components: base salary, the NEO incentive compensation program, and stock options. The NEOs also participate in Company-wide employee benefit plans and enjoy selected perquisites.

Purpose of Republic’s Compensation Elements.  The purpose of the base salary component of Republic’s compensation program is to provide base compensation for ordinary living expenses.  The Company wants to provide its NEOs with a base salary to support a reasonable lifestyle comparable to their standing in the community, the demands from the community given that standing, their community visibility and also their duties and responsibilities associated with their executive officer status.  As long as Company performance is deemed to be acceptable, additions to base salary are granted annually.  The Committee also considers cost of living adjustments, but such adjustments are not automatic, but are dependent on satisfactory earnings achievement and progress toward the achievement of other goals.

Bonus and stock option grants are used to provide the NEOs with an incentive to improve short-term and long-term Company performance.

Establishment of Compensation Levels.  Republic’s compensation elements are designed to be generally competitive with similar employment opportunities in similar sized companies in the metropolitan Louisville, Kentucky area. The Compensation Committee, however, does not rely on benchmarking to determine its compensation elements; rather, the Compensation Committee considers the recommendations of the Chairman and the CEO, which recommendations are based upon these officers’ subjective judgment, along with the knowledge and general awareness of the members of the Compensation Committee as active members of the metropolitan Louisville business community. The Compensation Committee has not previously engaged a third-party executive compensation consultant.

The Chairman and CEO make specific executive compensation recommendations to the Compensation Committee on all compensation elements. The Chairman recommends his own compensation, which, if reasonable in the subjective judgment of the Compensation Committee, is normally accepted and approved by the Compensation Committee and ultimately the Board of Directors without change. The CEO’s compensation is also largely, if not exclusively, dependent on the recommendation of the Chairman and, if reasonable in the subjective judgment of the Compensation Committee, is normally accepted and approved by the Compensation Committee and ultimately the Board of Directors without change. The compensation of the remaining NEOs is principally recommended by the CEO with input from the Chairman. All salary and bonus compensation is approved by the Board of Directors after recommendation by the Compensation Committee.

NEO Incentive Compensation Program.  The NEO incentive compensation program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed Republic’s financial goals. NEO incentive compensation is tied principally to the annual gross operating profit (before taxes) achieved as compared to an annual budget. The gross operating profit objective in 2006 was approximately $60 million. The profit goal is designed to be difficult to meet, but not impractical. It is designed to provide an incentive for NEOs to achieve a desired result. The profit goal should not be relied upon by any investor as an indication of management’s prediction of its future performance. In its discretion, the Company may exclude any extraordinary income from the determination as to whether or not the goal was met.

The Compensation Committee, on recommendation of the Chairman and the CEO, sets individual bonus potential at the end of each fiscal year to be applied to the next fiscal year.  The bonus potential for 2006 was $175,000 for the Chairman, $185,000 for the CEO, $175,000 for the VC, $125,000 for the CLO/CDO and $85,000 for the CFO. The bonus potential for all NEOs with the exception of the CFO, whose bonus potential increased to $110,000, remained unchanged for 2007. By written agreement with each NEO, the bonus potential is subject to amendment either upward or downward at the discretion of the Compensation Committee; however, no such amendment has previously occurred.  There are some occasions when an

NEO other than the Chairman or the CEO may be awarded a bonus based on other factors such as competitive information about similar positions or achievements other than profit, although no such bonuses were awarded for 2006. Bonus awards are not payable until March 15th of the following fiscal year for which the bonuses are determined. An additional requirement for payment is that the NEO must be an employee in good standing as of the March 15th date or the bonus is not paid by the Company.

Stock price is not a component of evaluation for the purpose of incentive compensation because Republic’s stock is not heavily traded and thus may be subject to market fluctuations beyond the reasonable control of management. Also, in the Compensation Committee’s view, the significant stock holdings of the Chairman and the CEO provide significant motivation to preserve and grow shareholder value.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate stock performance. The Compensation Committee’s policies are not designed to encourage Republic’s NEOs to manage the Company on a quarter to quarter time horizon or even solely over a one year time period.  Investment in capital improvements, product development and new market expansion can act to reduce short-term profits while providing for future, longer-term profit potential or improvement of the soundness of operations and these factors are taken into account in the subjective annual evaluation process.

Additional NEO Performance Goals.  All NEO incentive compensation is tied to the Company’s current year budgeted profitability goal as set forth above.  That factor is the largest component of performance considered in the application of the Company’s incentive compensation policy. However, gross operating profit is not the only factor by which NEOs are evaluated. The Chairman and CEO, along with the Compensation Committee as appropriate, also establish various performance measures for each NEO at the beginning of each fiscal year.  Although these measures are not weighted as to their impact upon an NEO’s compensation, they are considered in the Compensation Committee’s subjective determination of the level of bonus and salary increase, along with the recommendations for these increases by the Chairman and CEO. Set forth below is a discussion of the individual performance measures for each of the NEOs.

The Compensation Committee evaluates the Chairman based on the Company’s growth in assets generally, with no specific target. Growth in both loans and deposits are also performance factors that are evaluated. The Chairman assumes overall responsibility for management of risk control. This goal is not evaluated against specific objective measures, but the Committee believes it can be evaluated by subjective review. The Committee considers many components of risk, including interest rate risk, loan portfolio quality risk, regulatory and reputation risk, litigation risk, competitive risk and other related risks typically associated with the banking industry.

The CEO generally has the same or similar goals as the Chairman, but in addition is evaluated on expense control, the specific performance of the Company’s Tax Refund Solutions business component, acquisition activity and product development, providing for proper accounting procedures and SEC reporting, the development of a succession plan throughout the Company for all critical functions, recommending quality directors as needed to the Nominating Committee for consideration, and maintaining a high personal and corporate community profile. The CEO has also been asked to place enhanced emphasis on increasing low cost deposits in 2007.

The Compensation Committee has also established for the VC specific loan growth and credit quality goals. The VC has principal responsibility for the quality of staffing, particularly as it relates to retail sales personnel in the Company’s banking centers. The VC has goals targeted to improving performance in certain selected new market areas, including but not limited to the Northern Kentucky and Florida market. The VC is also expected to meet deposit growth goals and fee income goals in 2007. In addition, the Compensation Committee evaluates the VC with respect to maintaining community involvement, instituting appropriate expense controls, and identifying and recruiting high quality retail sales personnel to improve banking center profitability.

The Compensation Committee has established goals for the CFO based on expense control (particularly by directing the activities of the purchasing department), improving the Company’s overall cost of funds, overseeing successful and cost efficient Tax Refund Solutions product securitization, risk control in the Company’s non-traditional lines of business, Sarbanes-Oxley compliance, maintaining satisfactory regulatory examination ratings, ensuring accurate and timely financial reporting, monitoring and providing proper oversight of wire transfer functions and properly managing the Investment and Trust Department activities.

The Compensation Committee has established for the CLO/CDO for 2007, as was the case in 2006, deposit and loan growth goals and fee income goals.  These goals specifically include $345 million in loan growth, including $155 million in commercial loan growth, and $370 million in deposit growth, including $150 million growth in average collected non-collateralized deposits. During 2006, the CLO/CDO assumed primary responsibility for deposit gathering. For 2007, the CLO/CDO will not only have targeted increases for commercial lending, but will be evaluated on the successful implementation of a new treasury management software system. The CLO/CDO will be evaluated on the ongoing effectiveness of all commercial banking functions, including operations and servicing and developing effective middle management in the Commercial Lending and Treasury Management departments. The CLO/CDO will be evaluated on the maintenance of high quality loan review and loan documentation ratings and will be expected to maintain loan delinquency under 0.75%.

NEOs received a written report on their goal performance for 2006 which included their goals for 2007. The Chairman’s goals are in writing and are approved by the Compensation Committee and the full Board of Directors. The CEO is evaluated and his goals are set by the Chairman, with the subsequent review and approval by the Compensation Committee.  The remaining NEOs are evaluated and have their goals set collectively by the CEO, with input from the Chairman, with subsequent review and approval by the Compensation Committee.

Results Rewarded under Republic’s Compensation Program.  The principal result rewarded under Republic’s Compensation Program with respect to incentive based compensation is the degree of attainment of Company profit goals as determined by the budgeted income objectives. Consideration is given if profit objectives are not fully met due to factors beyond the control of the respective NEO. Such factors may include economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability in return for the potential for greater long term profitability.  These decisions may include such things as banking center expansion or technology upgrades or other similar circumstances that were not evident when the budget was initially approved by Republic’s Board of Directors.  The NEO incentive compensation program is flexible and will take into account factors beyond the control of any NEO in determining the amount of compensation to be paid in any given year. If the Company’s budgeted profit goal is not achieved, then a percentage of the potential bonus payout may be awarded based on any intervening factors that may have been outside the control of the respective NEO, as well as other exemplary performance on other goals and objectives other than profitability, or as a result of meaningful profitability performance even though the budgeted profitability goal may not have been fully met.

Generally, the NEOs were paid approximately 60% of their potential bonus for 2006.  In establishing the percentage paid of the previously established bonus potential, the Compensation Committee considered that the Company had achieved approximately 75% of its 2006 profit goals, adjusted for the exit from payday lending as requested by the banking regulators. The Compensation Committee also considered that in 2006 assets increased to $3.0 billion, positioning Republic as the largest Kentucky-based bank holding company.  In addition, banking center expansion was notable, fee income was up 20%, net interest income was up 10% as expenses increased only 7% in view of the expansion and growth of the Company during 2006.

In addition to the NEO incentive compensation program, the Chairman receives $90,000 annually in the form of bonus for payment of premiums on a personal life insurance policy.  This portion of bonus is characterized as being part of the Chairman’s base salary compensation package as it is not dependent on any goal or performance factor.

Equity Compensation.  The Company’s primary form of equity-based incentive compensation are incentive stock options. This form of compensation has been historically used by the Company due to favorable accounting and tax treatment. Stock options are also granted by the Company’s competitors and the Compensation Committee believes stock options have been an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the Statement of Financial Accounting Standards (“SFAS”) No. 123(R) “Share Based Payment,” the Compensation Committee believes that stock options continue to provide a strong retention factor to enhance the Company’s ability to maintain the employment of its high performing executives. Additionally, Republic’s standard form of stock option agreement provides for a two year prohibition, following the termination of employment of a stock option recipient, on the solicitation of any customer or the recruitment and hiring of any Company associate. The Company’s stock option agreement also has confidentiality requirements which act to protect the Company’s proprietary information. A violation of those provisions allows the Company to require a forfeiture of the option stock or the profits derived from the sale of that stock if sold. All options granted have a change in control provision providing for immediate vesting of any unexercised option grants.

With the exception of new hires or promotions, stock option grants recommended to the Compensation Committee by the Chairman and the CEO are normally reviewed during the last calendar quarter when NEO performance during that calendar year can also be considered. In choosing the date for the award of stock options, the Compensation Committee gives no consideration to market events; any relationship between the option grant date and the price of the Company’s stock on that date is strictly coincidental. No stock options were granted to the Chairman or the CEO in 2006.

Options for 5,000 shares were granted to each of the remaining NEOs in 2006. The Compensation Committee used its subjective judgment in accepting the recommendation of the Chairman and CEO to determine the number of options for each of the NEOs and the Committee did not base the grants on a formula tied to either base salary or incentive cash compensation. In 2006, stock options were generally granted at three levels:  (i) 5,000 shares for executive vice presidents, (ii) 4,000 shares for senior vice presidents, and (iii) 2,000 shares for vice presidents. One-half of those options vest within five to six years following the grant date and the remaining one-half vest within six to seven years after the grant date. Once exercised, the resulting stock cannot be sold for a period of one year after the date of exercise. The Compensation Committee believes that these restrictions advance the Company’s long-term performance goals by giving the NEOs an incentive to remain in the employ of the Company and to maintain some level of stock ownership so they can better identify with the shareholders’ objectives.

Post-Employment Benefits.  As described under the heading “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement, Republic has entered into Officer Compensation Continuation Agreements with each of the NEOs, except Bernard M. Trager. As described herein, the Officer Compensation Continuation Agreements provide for the payment to an NEO terminated following a change in control, equal to up to 24 months of, the NEO’s base salary and benefits. The Company deems the agreements necessary for the maintenance of sound management and essential to protecting the best interests of the Company and its shareholders. The agreements are intended to encourage the NEOs to remain in the employment of the Company and to continue to perform their assigned duties without distraction in the face of potentially disruptive events that would normally surround a Company change in control. In 2006, the Company modified these agreements to conform them to recent changes in law under Section 409A of the Internal Revenue Code of 1986, as amended.

Republic Bank & Trust Company has also entered into a death benefit agreement with Bernard M. Trager, effective September 10, 1996. The agreement provides for payment as described in more detail elsewhere in this proxy statement if Bernard M. Trager is a full-time employee in good standing at the date of his death.

In connection with his retirement and in recognition of his long service with the Company, Bill Petter received regular salary payments through November 30, 2006, following his April 30, 2006 retirement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Sandra Metts Snowden, Chairperson

Charles E. Anderson

Susan Stout Tamme

DIRECTOR COMPENSATION

During 2006, non-employee directors of Republic and its principal banking subsidiary received fees of $2,000 for each board meeting attended and fees ranging from $125 to $500 for each committee meeting attended. On occasion, brief, typically single-issue telephonic meetings are held for which there is no compensation. Non-employee directors have the option of allocating their fees into a Deferred Compensation Plan. Compensation paid or deferred to directors of Republic during 2006 for services as a director of Republic were as follows:

DIRECTOR SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)	Total ($)

Henry M. Altman, Jr.	16,000	—	—	—	4,125	—	20,125
Charles E. Anderson	13,750	—	—	—	4,892	—	18,642
Sandra Metts Snowden	16,250	—	—	—	5,581	—	21,831
R. Wayne Stratton	17,000	—	—	—	3,050	—	20,050
Susan Stout Tamme	13,750	—	—	—	4,680	—	18,430

(1)               Bernard M. Trager, Steven E Trager and A. Scott Trager are not included in this table as they are associates of the Company and thus receive no compensation for their services as director. The compensation received by these individuals is included in the “Summary Compensation Table.”

(2)               The amounts in column (f) reflect cash dividends and stock value appreciation on deferred compensation balances, which are deemed by the plan to be invested in Republic stock.  Dividends are accumulated and converted into stock equivalents on a quarterly basis.

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s Chief Executive Officer (“CEO”) and the other five most highly compensated executive officers of Republic for the fiscal year ended December 31, 2006:

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(3)	Total ($)
Bernard M. Trager, Chairman and Director	2006	587,000	105,000	—	—	—	—	36,736	728,736
Steven E. Trager, President, CEO, and Director	2006	296,000	111,000	—	—	—	—	49,904	456,904
A. Scott Trager, Vice Chairman and Director	2006	286,000	105,000	—	125,300	—	—	41,195	557,495
David Vest, EVP and Chief Lending and Deposit Officer	2006	210,000	75,000	—	125,300	—	—	32,995	443,295
Kevin Sipes, EVP, Chief Financial Officer and Chief Accounting Officer	2006	210,000	52,500	—	125,300	—	—	32,242	420,042
Bill Petter(4), Vice Chairman, EVP, Chief Operating Officer, and Director	2006	229,167	—	—	—	—	—	8,481	237,648

(1)          The amounts in column (d) reflect bonuses awarded and paid after fiscal year-end for achievement of corporate, individual and organizational objectives.

(2)    The amounts in column (f) reflect the value of stock options granted in 2006 and earlier years to A. Scott Trager, David Vest and Kevin Sipes, determined in accordance with SFAS 123(R). The value of these options is reflected over their vesting period. Assumptions used in the calculation of this value are included in Footnote 16 “Stock Plans and Stock Based Compensation” of the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(3)    The amounts in column (i) include the following:

Name	401(k) Matching Contributions ($)	Life Insurance Policies ($)	Club Memberships ($)	Auto Allowance or Personal Use of Company Owned Vehicles ($)	Employee Stock Ownership Plan Allocation ($)*	Total ($)

Bernard M. Trager	8,250	560	10,695	4,837	12,394	36,736
Steven E. Trager	8,250	1,998	16,751	9,758	13,147	49,904
A. Scott Trager	8,250	1,998	14,875	2,925	13,147	41,195
David Vest	8,250	1,998	—	9,600	13,147	32,995
Kevin Sipes	8,250	1,998	—	9,600	12,394	32,242
Bill Petter	4,622	659	—	3,200	—	8,481

* — The amounts reflect the dollar value of 524 shares of stock each for Steven E. Trager, A. Scott Trager and David Vest, and 494 shares for Bernard M. Trager and Kevin Sipes, using the $25.09 closing price of the shares as of December 31, 2006, when those shares are allocated to the named executive officer pursuant to the terms of the Company’s Employee Stock Ownership Plan.  This plan allocates all stock released from loan collateral pledge during a year based on the relative compensation of all eligible participants in the plan as of the last day of each year.

(4)    Seven months of the salary listed, or $145,834, was paid after Bill Petter’s resignation and retirement effective April 30, 2006.

GRANTS OF PLAN BASED AWARDS DURING 2006

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
All
								All	Other
								Other	Option
								Stock	Awards:
								Awards:	Number
								Number	of	Exercise	Full
		Estimated Future			Estimated Future			of	Securities	or Base	Grant
		Payouts Under Non-Equity			Payouts Under			Shares	Under-	Price of	Date Fair
		Incentive Plan Awards			Equity Incentive Plan Awards			of Stock	lying	Option	Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)(1)	Awards ($/sh)	Awards ($)
Bernard M. Trager	—	—	—	—	—	—	—	—	—	—	—

Steven E. Trager	—	—	—	—	—	—	—	—	—	—	—

A. Scott Trager	12/08/06	—	—	—	—	—	—	—	2,500	25.06	15,575
	12/08/06	—	—	—	—	—	—	—	2,500	25.06	16,900

David Vest	12/08/06	—	—	—	—	—	—	—	2,500	25.06	15,575
	12/08/06	—	—	—	—	—	—	—	2,500	25.06	16,900

Kevin Sipes	12/08/06	—	—	—	—	—	—	—	2,500	25.06	15,575
	12/08/06	—	—	—	—	—	—	—	2,500	25.06	16,900

Bill Petter	—	—	—	—	—	—	—	—	—	—	—

___________________________________

(1)          These options were approved by the Company’s Compensation Committee on November 15, 2006, for grant effective on December 8, 2006. The first exercisable date and full grant date fair value per share for the first 2,500 shares listed above is 12/08/11 and $6.23. The first exercisable date and full grant date fair value per share for the second 2,500 shares listed above is 12/08/12 and $6.76.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested $)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bernard M. Trager	—	—	—	—	—	—	—	—	—

Steven E. Trager	—	—	—	—	—	—	—	—	—

A. Scott Trager	11,576	—	—	9.16	4/10/08	—	—	—	—
		11,576		9.16	4/10/09
		4,200		21.75	5/15/10
		4,200		21.75	5/15/11
		4,200		21.75	5/15/12
		2,500		25.06	12/07/12
		2,500		25.06	12/07/13

David Vest	11,576	—	—	9.16	4/10/08	—	—	—	—
		11,576		9.16	4/10/09
		4,200		21.75	5/15/10
		4,200		21.75	5/15/11
		4,200		21.75	5/15/12
		2,500		25.06	12/07/12
		2,500		25.06	12/07/13

Kevin Sipes	11,576	—	—	9.16	4/10/08	—	—	—	—
		11,576		9.16	4/10/09
		4,200		21.75	5/15/10
		4,200		21.75	5/15/11
		4,200		21.75	5/15/12
		2,500		25.06	12/07/12
		2,500		25.06	12/07/13

Bill Petter	—	—	—	—	—	—	—	—	—

(1) The first exercisable date for each option listed by expiration date for each A. Scott Trager, David Vest and Kevin Sipes is as follows:

Expiration Date	Exercisable Date
4/10/08	4/11/07
4/10/09	4/11/08
5/15/10	5/16/09
5/15/11	5/16/10
5/15/12	5/16/11
12/07/12	12/08/11
12/07/13	12/08/12

OPTIONS EXERCISES AND STOCK VESTED DURING 2006

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bernard M. Trager	—	—	—	—
Steven E. Trager	17,363	286,371	—	—
A. Scott Trager	40,513	676,558	—	—
David Vest	13,891	279,626	—	—
Kevin Sipes	13,020	202,109	—	—
Bill Petter	5,787	79,891	—	—

POST-EMPLOYMENT COMPENSATION

Republic Bank & Trust Company entered into a death benefit agreement with Bernard M. Trager which became effective September 10, 1996. The agreement provides, subject to certain conditions, for a payment in an amount equal to his average gross IRS W-2 income-taxable compensation during the two completed calendar years just prior to his death, multiplied by three. The payment is to be paid to the designated beneficiary in thirty-six consecutive equal installments, without interest. No benefit is payable if Bernard M. Trager is not a full-time employee in good standing as of his date of death, and, in exchange for the promised benefit, Bernard M. Trager has agreed not to solicit customers of the Bank or other institutions or divulge Company or Bank confidential information. The agreement terminates in the event of a change of control.

Republic entered into Officer Compensation Continuation Agreements with Steven E. Trager, A. Scott Trager, Bill Petter and David Vest, which became effective January 12, 1995.  Republic entered into an Officer Compensation Continuation Agreement with Kevin Sipes, which became effective June 15, 2001 (all collectively, “Agreements”). These Agreements provide for the payment of the executive officer’s base salary for up to a period of two (2) years in the event of disability or if, following the announcement of a potential change in control, or after a an actual change in control, the executive officer terminates his employment for “Good Reason” or his employment is terminated other than pursuant to death or for “Cause,” as defined in the Agreements. “Good Reason” is defined to include a material diminution in duties or demotion, material change in benefit plans or fringe benefits, or a reduction in base salary.   In addition, any stock options or other similar rights will become immediately exercisable upon a change in control that results in termination, and benefits provided by the Bank are to continue for the salary continuation period, to the extent possible, or alternative benefits are to be secured. For purposes of these Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Republic and its wholly-owned banking subsidiary, Republic Bank & Trust Company, approved separate Modification Agreements (collectively, “Modifications”) to the Agreements on February 15, 2006. Each Modification conforms the Agreement to recent changes in law enacted under section 409A of the Internal Revenue Code of 1986, as amended, and generally provides that payments under an Agreement to an executive who is a “key employee” may not commence earlier than six months following the executive’s separation from service from Republic and Republic Bank & Trust Company. The initial payment to an executive will include any make up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee.” In other respects, the original Agreements continue in effect, without change. The agreement signed by Kevin Sipes calls for a lump sum payment at its present value, rather than continuation of periodic compensation payments.  The Modification for Kevin Sipes provides that his lump sum will not be paid earlier than six months following his separation from service.  All of the Agreements limit to the total value of the consideration paid to three times the five-year average of the Executive’s prior taxable compensation, so as to avoid lost tax deductions or excise taxes under Internal Revenue Code Section 280G.

These Agreements were renewed on December 31, 2006 for a term  to cover any change in control that occurs within three years after that date. The Agreements are automatically extended for two additional years at each December 31, to maintain a three-year coverage period, unless Republic gives notice to the executive(s) that it elects not to extend the Agreement(s).

Detail of executive agreements which trigger post-employment payments, trigger events and estimated payment amount/value follows:

Executive Name	Agreement Which Triggers Post-Employment Payments(1)	Trigger event	Estimated Payment Amount/Value (2)
Bernard M. Trager	Death Benefit Agreement	Death while employed and before a change in control	$2,191,199

Steven E. Trager	Officer Compensation Continuation Agreement	Termination of Employment after and Potential or actual Change in Control	$702,268

A. Scott Trager	Officer Compensation Continuation Agreement	Termination of Employment after and Potential or actual Change in Control	$891,490

David Vest	Officer Compensation Continuation Agreement	Termination of Employment after and Potential or actual Change in Control	$722,790

Kevin Sipes	Officer Compensation Continuation Agreement	Termination of Employment after and Potential or actual Change in Control	$722,790

Bill Petter	None - Officer Compensation Contribution Agreement expired by its terms in April 30, 2006, when Bill Petter left employment	None	None

(1)                                  Each of these agreements is described in more detail above.

(2)                                  The estimated values are determined based on the Agreements’ terms, and assuming a trigger event for payment occurred on December 31, 2006. In the case of the Officer Compensation Continuation Agreements, (i) the value of benefits continuing for up to 24 months was assumed to be equal to two times the Bank’s cost of health, life, long-term disability, 401(k) and ESOP benefits for the executive for the fiscal year ending 2006, and (ii) because vesting accelerates on stock options upon change in control, an amount equal to the closing price of Republic’s stock as of the last trading date in 2006 (December 29, 2006), less the exercise price of each then-unvested option, is also included. While each such agreement includes a cap on the total amounts owed based on the limits of Internal Revenue Code Section 280G, that cap is not expected to reduce the amounts payable for any of these executives.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Chizek and Company LLC, Republic’s independent registered public accounting firm, to audit the consolidated financial statements in accordance with the United States Generally Accepted Accounting Standards.  The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee.

In connection with its review of Republic’s consolidated financial statements for 2006, the Audit Committee:

•                  has reviewed and discussed the audited consolidated financial statements with management;

•                  has discussed with the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•                  has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and,

•                  has approved the audit and non-audit services of the independent registered public accounting firm for 2006.

The Audit Committee also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with the independent registered public accounting firm, their audit plans, audit scope and identification of audit risks. The Committee has procedures in place to receive and address complaints regarding accounting, internal control, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2006.

Members of the Audit Committee:

R. Wayne Stratton, CPA, Chairman

Henry M. Altman, Jr., CPA

Sandra Metts Snowden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Certain directors and executive officers, including certain members of the Compensation Committee and members of their immediate families and affiliates, were clients of and had transactions with Republic, Republic Bank & Trust Company or Republic Bank (“the Bank”) during 2006. Transactions which involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collection or present other unfavorable features.

Charles E. Anderson is the retired CEO of The Anderson Group, an insurance agency that is agent of record for the Company’s worker’s compensation insurance, life insurance and long term disability insurance.  Commissions paid to the agency totaled $55,000 in 2006.

Susan Stout Tamme is the President and CEO of Baptist Healthcare System, Inc. doing business as Baptist Hospital East, a hospital that leases space to Republic. Fees paid by Republic totaled $13,000 for the year ended December 31, 2006.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

Leasing Arrangements.  Within the Louisville, Kentucky, metropolitan area, Republic leases space in buildings owned by Bernard M. Trager, Chairman of Republic and Jean S. Trager, his spouse, and partnerships in which they own controlling interests, including Jaytee Properties Limited Partnership (“Jaytee”), a shareholder of Republic. Relatives of Bernard M. Trager, including Steven E. Trager and A. Scott Trager, directors and executive officers of Republic, are also partners in Jaytee. See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, which serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by TEECO Properties, which is owned by Bernard M. Trager. During 2006, additional leasing relations included the Republic Bank & Trust Company’s Hurstbourne Parkway, Bardstown Road and Springhurst banking centers, which are all owned and leased to Republic Bank & Trust Company by Jaytee.  Under certain of these lease arrangements, Republic was responsible for the fit-up and certain build out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease approximately 128,000 square feet to Republic Bank & Trust Company and Republic Bank & Trust Company pays $195,108 per month in rent, with lease terms expiring between 2008 and 2011. The aggregate annual amount paid under these affiliate leasing arrangements in 2006 was $2,245,000. In accordance with the Audit Committee written charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Related Officers.  Bernard M. Trager, Steven E. Trager, A. Scott Trager and Barbara Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager and Barbara Trager, a non-executive of Republic. A. Scott Trager and Barbara Trager are siblings. Barbara Trager, Senior Vice President and Managing Director of Tax Refund Solutions received salary and bonus of $110,000 and $15,000 in 2006.

Relationships with Directors.  There are no additional relationships with directors not described in this section or the previous section of this proxy statement titled “Compensation Committee Interlocks and Insider Participation.”

Indebtedness of Management.  There is no absolute prohibition on personal loans to directors or executive officers of insured depository institutions. However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s executive officers and directors be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large.  In addition, loans made to Company or the Bank’s directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2006, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with Republic. All loans included in such transactions were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collection or present other unfavorable features. As of December 31, 2006, directors, executive officers, principal shareholders and related parties of Republic had loans outstanding of $20.0 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received, or written representations that there were no unreported holdings or transactions, Republic believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with on a timely basis.

SOLICITATION OF PROXIES

The cost of solicitation of proxies by the Board of Directors will be borne by Republic.  Some of Republic’s directors and officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting held on April 18, 2006, the Audit Committee selected Crowe Chizek and Company LLC to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2006.  Crowe Chizek and Company LLC has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee, a partnership of which the Chairman, CEO and Vice-Chairman of Republic are partners.  The Company and Crowe Chizek and Company LLC have determined that such lease is an arm’s length transaction and complies with all applicable independence standards.

Representatives of Crowe Chizek and Company LLC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees

2006	$238,085	$22,812	$—	$15,000
2005	211,125	3,815	1,505	8,500

The Audit Committee has approved all services provided by Crowe Chizek and Company LLC during 2006. Additional details describing the services provided in the categories in the above table are as follows:

Audit Related Fees

Fees for audit related services provided by Crowe Chizek and Company LLC, as disclosed in the above “Audit Fee Table,” primarily include assistance with the review of various accounting standards, assistance with SEC comment letter responses and collateral opinion audit for the Company’s borrowings with the Federal Home Loan Bank.

Tax Fees

Fees for tax services provided by Crowe Chizek and Company LLC during 2005, as disclosed in the above “Audit Fee Table,” primarily represented follow up matters related to prior year tax returns.

All Other Fees

Fees for all other services provided by Crowe Chizek and Company LLC, as disclosed in the above “Audit Fee Fees,” relate to a 401(k) benefit plan audit and Form 11-K.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the captions “Audit Related Services” and “Tax Fees” above, is compatible with maintaining the independent registered public accounting firm’s  independence.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders that want to communicate in writing with the Board of Directors, or specified directors individually, may send proposed communications to Republic’s Corporate Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202.  The proposed communication will be reviewed by the Audit Committee and the General Counsel.  If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented to the Annual Meeting other than as specified in this proxy statement.  If, however, any other matters should come before the 2007 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to present proposals at the 2008 Annual Meeting must forward them in writing to the Secretary of Republic so that they are received no later than November 24, 2007, in order to be considered for inclusion in Republic’s proxy statement for such meeting.  Shareholder proposals submitted after February 7, 2008, will be considered untimely, and the proxy solicited by Republic for next year’s Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

Republic’s 2006 Annual on Form 10-K is enclosed with this proxy statement.  The 2006 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, Secretary, at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Ringswald, Secretary

Louisville, Kentucky

March 23, 2007

Please mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering a written revocation of the proxy to the Secretary of Republic.

APPENDIX

REPUBLIC BANCORP, INC.

AUDIT COMMITTEE CHARTER

REPUBLIC BANCORP, INC. AUDIT COMMITTEE CHARTER

(Adopted by the Audit Committee at a meeting held on October 17, 2006)

Purpose of the Audit Committee

The Audit Committee is appointed by the (the “Board”) of Republic Bancorp, Inc. (the Company) to assist the Board in monitoring the integrity of the financial statements of the Company, the Independent Registered Public Accounting firm’s qualifications, independence and performance, the performance of the Company’s Internal Audit function and the compliance by the Company with legal and regulatory requirements.

Composition of the Audit Committee

The Audit Committee shall be comprised of no fewer than three members of the Board.  The members of the Audit Committee shall meet the independence and experience requirement of the NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”)  Upon determination by the Board that any member of the Board who meets the independence and experience requirements described in the preceding sentence fully qualifies as an “audit committee financial expert” as defined by the Commission, at least one such member will be appointed to the Audit Committee.  Audit Committee members shall not serve on the audit committees of more than two other publicly traded companies.  The members of the Audit Committee shall be appointed by the Board and may be replaced or removed with or without cause by the Board.  Resignation or removal from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable from the Audit Committee.  Any vacancy on the Audit Committee, occurring for whatever reason may be filled only by the Board.

Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company.  A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

Meetings of the Audit Committee

The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to carry out its responsibilities under this charter, including without limitation to discuss with management the annual audited consolidated financial statements and quarterly financial results and the required certifications of the CEO and CFO.  At least annually, the Audit Committee should meet separately with the Internal Auditor and the independent external auditor, without any members of management being present, to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately.

The Audit Committee may request any officer or employee of the Corporation, or the Corporation’s independent counsel, or independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any members of or consultants to the Audit Committee.

A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting.  In lieu of a meeting, the Audit Committee may act by unanimous written consent.

Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Responsibilities of the Audit Committee

The Audit Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

The Audit Committee shall have the sole authority to appoint, retain, terminate or replace the independent registered public accounting firm (subject, if applicable, to shareholder ratification).  The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.  The Audit Committee shall instruct the independent registered public accounting firm that the independent registered public accounting firm shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.  The Audit Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties.  The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report and to any advisors engaged by the Audit Committee and for any ordinary administrative expenses.

The Audit Committee shall make regular reports to the Board.  The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Board of Directors of one of the Company’s bank subsidiaries).

Financial Statement and Disclosure Matters

The Audit Committee shall:

Review and discuss with management and the independent registered public accounting firm the annual audited financial statements, including disclosures made in management’s discussion and analysis.

Review and discuss with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements, disclosures made in management’s discussion and analysis, and such issues as may be brought to the Audit Committee’s attention by the independent registered public accounting firm pursuant to Statement on Auditing Standards No. 100.

Discuss with management and the independent registered public accounting firm any significant financial reporting issues that have arisen and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal control over financial reporting and any special steps adopted in light of material control deficiencies.

Review and discuss quarterly reports required to be delivered by the independent registered public accounting firm pursuant to Section 10A(k) of the Exchange Act on:

(a)                                  All critical accounting policies and practices;

(b)                                 All alternative treatments of financial information within accounting principles generally accepted in the United States that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and

(c)                                  Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information as permissible, as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may be done generally to consist of discussing the types of information to be disclosed and the types of presentation to be  made.

Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Discuss with management, the Internal Auditor and the independent registered public accounting firm the major financial risks and exposures and the steps management has taken to monitor, minimize or control such risks or exposures, including the Company’s risk assessment and risk management policies.

Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, restriction on the scope of activities or access to requested information, and any significant disagreements with management.

Review and discuss with the independent registered public accounting firm (outside of the presence of management) how the independent registered public accounting firm plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the Commission’s rules and forms and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.  In the event of financial information restatement due to material noncompliance as a result of misconduct, the Audit Committee will establish procedures that address forfeiture of bonuses and profits for the CEO and/or CFO.

Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent registered public accounting firm of the matters required to be discussed by Statement of Auditing Standards 61, and (3) with the independent registered public accounting firm concerning the independent registered public accounting firm’s independence, make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year.

Oversight of the Company’s Relationship with the Independent Registered Public Accounting Firm

The Audit Committee shall request that the independent registered public accounting firm provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent registered public accounting firm submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, discuss with the independent registered public accounting firm any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent registered public accounting firm’s report to satisfy itself of the independent registered public accounting firm’s independence.

The Audit Committee shall evaluate the independent registered public accounting firm’s qualifications, performance and independence, and shall present its conclusions with respect to the independent registered public accounting firms to the full Board.  As part of such evaluation, at least annually, the Audit Committee shall:

Obtain and review a report from the independent registered public accounting firm regarding (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent registered public accounting firm and the

Evaluate the qualifications, performance and independence of the independent registered public accounting firm and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent registered public accounting firm’s audit staff), including considering whether the independent registered public accounting firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent registered public accounting firm’s independence, and taking into account the opinions of management and internal auditors.

The Audit Committee shall ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

The Audit Committee may recommend to the Board policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in the audit of the Company.

The Audit Committee may meet with the independent registered public accounting firm prior to the audit to discuss the scope and staffing of the annual audit plan.

Oversight of the Company’s Internal Audit Function

The Audit Committee shall:

Ensure that the internal audit department functionally reports directly to the Audit Committee.

Review the appointment and replacement of the chief internal auditor.

Review the significant reports to management prepared by the internal auditing department and management’s responses.

Discuss with the independent registered public accounting firm and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s SEC Compliance Function

Obtain from the independent registered public accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Perform any other activities consistent with this charter, the Corporation’s Bylaws and governing laws and regulations as the Audit Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent registered public accounting firm.  In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations.

Republic Bancorp, Inc.

	000004	000000000.000000 ext	000000000.000000 ext
		000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)
ADD 1	xxxxxxxxxxxxxx
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Bernard M. Trager	☐	☐	02 - Steven E. Trager	☐	☐	03 - A. Scott Trager	☐	☐

	04 - R. Wayne Stratton	☐	☐	05 - Michael T. Rust	☐	☐	06 - Sandra Metts Snowden	☐	☐

	07 - Susan Stout Tamme	☐	☐	08 - Charles E. Anderson	☐	☐

If no choice is specified, this proxy will be voted for the above-named nominees, in accordance with the recommendations of the Board of
Directors, with the discretionary authority contained in the proxy statement.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

B Non-Voting Items
Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1–- Please keep signature within the box	Signature 2 – Please keep signature within the box
/ /

00O11B	C 1234567890 JNT 8 0 A V C O Y # # # 1

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — Republic Bancorp, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Republic Bancorp, Inc. hereby nominates and appoints Sandra Metts Snowden and R. Wayne Stratton, with power to act without the other and with full power of substitution, as the undersigned’s true and lawful attorney(s) to vote all of the Class A Common Stock and Class B Common Stock of Republic Bancorp, Inc., standing in the undersigned’s name on the Corporation’s books at the close of business February 9, 2007, with all the powers the undersigned would possess if present in person, at the Annual Meeting of Shareholders to be held on April 19, 2007, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)